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                                                                      Exhibit 11


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement of Nationwide Separate Account Trust on Form N-1A (File No. 2-73024) of our report dated February 18, 1998 on our audits of the financial statements and financial highlights of Nationwide Separate Trust (comprising, respectively, the Total Return Fund, Capital Appreciation Fund, Government Bond Fund, Money Market Fund, Small Company Fund, Strategic Growth Fund, Strategic Value Fund, Equity Income Fund, High Income Bond Fund, Balanced Fund, Multi Sector Bond Fund, Small Cap Value Fund, Global Equity Fund, and Select Advisers Mid Cap Fund), which report is included in the Annual Report to the Shareholders for the year ended December 31, 1997 which is incorporated by reference in this Post-Effective Amendment No. 26 to the Registration Statement. We also consent to the reference of our Firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectuses for the Total Return Fund, Capital Appreciation Fund, Government Bond Fund, Money Market Fund, and Small Company Fund and under the captions "Financial Highlights" and "Auditors" in the Prospectuses for the Select Advisers Mid Cap Fund, Global Equity Fund, Small Cap Value Fund, Multi Sector Bond Fund,
Balanced Fund, High Income Bond Fund, Equity Income Fund, Strategic Value Fund, and Strategic Growth Fund and under the caption "Auditors" in the Prospectus for the Income Fund in this Post-Effective Amendment No. 26 to the Registration Statement.


                                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio
April 30, 1998